SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                July 3, 1995



                            NORWEST CORPORATION
            (Exact name of registrant as specified in its charter)



         Delaware                      1-2979               41-0449260
(State or other jurisdiction        (Commission           (IRS Employer
    of incorporation)               File Number)        Identification No.)



                  Norwest Center
               Sixth and Marquette
              Minneapolis, Minnesota                              55479
     (Address of principal executive offices)                  (Zip Code)





       Registrant's telephone number, including area code:  612-667-1234

                                   Form 8-K

                              NORWEST CORPORATION

ITEM 5.     Other Events

Norwest Corporation (the corporation) has made several acquisitions that either have already been consummated or are expected to be consummated in 1995. In the aggregate, the acquisitions are significant to the financial statements of the corporation, as specified in Rules 1-02(v) and 3-05 of Regulation S-X. Consequently, pro forma financial statements are presented herein under Item 7 below.


ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

Pro forma Financial Information

The corporation is presenting the unaudited pro forma combining financial information related to recently consummated or pending acquisitions in response to Rule 3-05 and Article 11 of Regulation S-X. The following unaudited pro forma combining financial information has been prepared to reflect five acquisitions of financial institutions and related businesses which were consummated, as described in footnote 1, prior to March 31, 1995, and 16 other acquisitions, including pending acquisitions subject to approval by regulatory agencies, as described in footnote 2, which were consummated subsequent to March 31, 1995 or are expected to be consummated in fiscal 1995. The current or pending acquisitions described in footnotes 1 and 2 (collectively the "Combining Companies") are not individually significant or material to the financial statements of the corporation.

The unaudited pro forma combining balance sheet and income statements are based upon the historical results of the corporation and the Combining Companies. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying footnotes. The unaudited pro forma combining financial information has not been adjusted to reflect immaterial differences in the accounting and reporting policies between the corporation and the Combining Companies. Such unaudited pro forma combining financial information is not necessarily indicative of the consolidated financial position or results of operations which would have actually been attained if the acquisitions had been consummated in the past or what may be attained in the future.

                           NORWEST CORPORATION AND SUBSIDIARIES
                       UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                    MARCH 31, 1995


In millions                                                                       Pro Forma
                                               Norwest    Combining   Pro Forma   Combining
                                             Corporation  Companies  Adjustments    Balance
                                               Note (1)    Note (2)    Note (3)      Sheet_


ASSETS
Cash and cash equivalents................... $ 3,603.4       253.1        (8.1)    3,848.4
Trading account securities..................     153.0         -           -         153.0
Investment securities.......................  15,471.2     1,170.7        (7.3)   16,634.6
Student loans available for sale............   2,163.1         -           -       2,163.1
Mortgages held for sale.....................   3,367.9        13.7         -       3,381.6
Loans and leases, net of allowance for
  credit losses.............................  33,064.1     2,920.2        33.6    36,017.9
Premises and equipment, net.................     995.9        74.0        (0.7)    1,069.2
Interest receivable and other assets........   3,026.5       107.0       611.1     3,744.6
      Total assets ......................... $61,845.1     4,538.7       628.6    67,012.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing ..................... $ 8,840.5       476.0       (10.3)    9,306.2
   Interest-bearing ........................  28,250.8     1,863.6        (0.3)   30,114.1
      Total deposits .......................  37,091.3     2,339.6       (10.6)   39,420.3

Short-term borrowings ......................   7,208.7     1,292.9      (138.4)    8,363.2
Accrued expenses and other liabilities .....   2,270.7       109.6         0.1     2,380.4
Long-term debt .............................  10,886.9       315.9       961.9    12,164.7
      Total liabilities ....................  57,457.6     4,058.0       813.0    62,328.6

Preferred stock, net of unearned
  ESOP shares ..............................     529.9         2.9        (2.9)      529.9
Common stock ...............................     556.7       125.5       (83.7)      598.5
Surplus ....................................     559.5        82.7        60.4       702.6
Retained earnings ..........................   3,067.8       257.4      (161.7)    3,163.5
Net unrealized gains (losses) on securities
  available for sale........................     (16.7)       12.7         3.3        (0.7)
Note receivable from ESOP ..................     (13.3)        -           -         (13.3)
Treasury stock .............................    (288.3)       (0.2)        0.2      (288.3)
Foreign currency translation ...............      (8.1)       (0.3)        -          (8.4)
      Total stockholders' equity ...........   4,387.5       480.7      (184.4)    4,683.8
      Total liabilities and
        stockholders' equity ............... $61,845.1     4,538.7       628.6    67,012.4

See notes to unaudited pro forma combining financial information.

                          NORWEST CORPORATION AND SUBSIDIARIES
                     UNAUDITED PRO FORMA COMBINING INCOME STATEMENT
                          FOR THE YEAR ENDED DECEMBER 31, 1994

In millions, except per common share amounts              Combining               Pro Forma
                                                          Companies   Pro Forma   Combining
                                               Norwest    Notes (1)  Adjustments    Income
                                             Corporation   and (2)     Note (4)   Statement

INTEREST INCOME ON
Loans and leases ........................... $ 3,071.2       498.0         -       3,569.2
Investment securities ......................     907.4       106.2         -       1,013.6
Student loans available for sale............     111.4         -           -         111.4
Mortgages held for sale.....................     257.2         -           -         257.2
Money market investments....................      21.9         8.5         -          30.4
Trading account securities..................      24.6         -           -          24.6
      Total interest income ................   4,393.7       612.7         -       5,006.4

INTEREST EXPENSE ON
Deposits ...................................     863.4       106.9         -         970.3
Short-term borrowings ......................     290.3        80.4         -         370.7
Long-term debt .............................     436.4        18.3        56.5       511.2
      Total interest expense ...............   1,590.1       205.6        56.5     1,852.2
         Net interest income ...............   2,803.6       407.1       (56.5)    3,154.2
Provision for credit losses ................     164.9        38.3         -         203.2
         Net interest income after
           provision for credit losses .....   2,638.7       368.8       (56.5)    2,951.0

NONINTEREST INCOME
Trust.......................................     210.3         0.5         -         210.8
Service charges on deposit accounts.........     234.4        17.4         -         251.8
Mortgage banking ...........................     581.0       143.6         -         724.6
Data processing.............................      61.6         -           -          61.6
Credit card.................................     116.5         -           -         116.5
Insurance...................................     207.4        23.7         -         231.1
Other fees and service charges .............     182.3       100.9         -         283.2
Net investment securities losses............      (0.2)        -           -          (0.2)
Net investment and mortgage-backed securi-
  ties available for sale losses............     (79.0)      (52.4)        -        (131.4)
Net venture capital gains...................      77.1         -           -          77.1
Other ......................................      46.9        41.9         -          88.8
      Total noninterest income..............   1,638.3       275.6         -       1,913.9

NONINTEREST EXPENSES
Salaries and benefits ......................   1,573.7       235.0         -       1,808.7
Net occupancy...............................     227.3        30.7         -         258.0
Equipment rentals, depreciation
  and maintenance...........................     235.4        17.4         -         252.8
Business development........................     190.5         9.0         -         199.5
Communication...............................     184.8         6.0         -         190.8
Data processing.............................     113.4        11.4         -         124.8
FDIC assessment and regulatory
  examination fees..........................      87.6         7.1         -          94.7
Intangible asset amortization...............      77.0         3.3        40.5       120.8
Other ......................................     406.7       186.0         -         592.7
      Total noninterest expenses............   3,096.4       505.9        40.5     3,642.8

                                                         (Continued on Page 5)

                          NORWEST CORPORATION AND SUBSIDIARIES
                     UNAUDITED PRO FORMA COMBINING INCOME STATEMENT
                          FOR THE YEAR ENDED DECEMBER 31, 1994

In millions, except per common share amounts              Combining               Pro Forma
                                                          Companies   Pro Forma   Combining
                                               Norwest    Notes (1)  Adjustments    Income
                                             Corporation   and (2)     Note (4)   Statement

(Continued from page 4)
INCOME BEFORE INCOME TAXES
Income before income taxes .................   1,180.6       138.5       (97.0)    1,222.1
Income tax expense .........................     380.2        74.1       (34.0)      420.3

NET INCOME ................................. $   800.4        64.4       (63.0)      801.8

Average Common and Common
   Equivalent Shares - Note (4).............     315.1                    37.4       352.5

PER COMMON SHARE
   Net Income
     Primary ............................... $    2.45                                2.20
     Fully diluted .........................      2.41                                2.16


See notes to unaudited pro forma combining financial information.

                          NORWEST CORPORATION AND SUBSIDIARIES
                     UNAUDITED PRO FORMA COMBINING INCOME STATEMENT
                          FOR THE QUARTER ENDED MARCH 31, 1995

In millions, except per common share amounts                                      Pro Forma
                                               Norwest    Combining   Pro Forma   Combining
                                             Corporation  Companies  Adjustments    Income
                                              Note (1)     Note (2)   Note (4)    Statement

INTEREST INCOME ON
Loans and leases............................ $   887.5       121.6         -       1,009.1
Investment securities ......................     280.6        18.3         -         298.9
Student loans available for sale............      45.5         -           -          45.5
Mortgages held for sale.....................      57.2         -           -          57.2
Money market investments....................      13.9         1.9         -          15.8
Trading account securities..................       3.3         -           -           3.3
      Total interest income ................   1,288.0       141.8         -       1,429.8

INTEREST EXPENSE ON
Deposits ...................................     267.1        22.5         -         289.6
Short-term borrowings ......................     112.8        23.9         -         136.7
Long-term debt .............................     164.4         1.7        14.1       180.2
      Total interest expense ...............     544.3        48.1        14.1       606.5
         Net interest income ...............     743.7        93.7       (14.1)      823.3
Provision for credit losses ................      55.3        11.0         -          66.3
         Net interest income after
            provision for credit losses ....     688.4        82.7       (14.1)      757.0

NONINTEREST INCOME
Trust.......................................      56.5         0.2         -          56.7
Service charges on deposit accounts.........      61.5         3.7         -          65.2
Mortgage banking ...........................     161.0        12.8         -         173.8
Data processing.............................      14.8         -           -          14.8
Credit card.................................      30.9         -           -          30.9
Insurance...................................      51.0         5.3         -          56.3
Other fees and service charges .............      47.9        24.9         -          72.8
Net investment and mortgage-backed securi-
  ties available for sale losses............     (35.2)        -           -         (35.2)
Net venture capital gains...................      21.6         -           -          21.6
Other ......................................      18.2         8.0         -          26.2
      Total noninterest income..............     428.2        54.9         -         483.1

NONINTEREST EXPENSES
Salaries and benefits ......................     398.5        41.9         -         440.4
Net occupancy...............................      59.7         5.8         -          65.5
Equipment rentals, depreciation
  and maintenance...........................      63.6         1.7         -          65.3
Business development........................      43.5         1.1         -          44.6
Communication...............................      50.5         -           -          50.5
Data processing.............................      30.1         1.3         -          31.4
FDIC assessment and regulatory
  examination fees..........................      22.4         0.6         -          23.0
Intangible asset amortization...............      18.4         -          10.1        28.5
Other ......................................     105.9        42.9         -         148.8
      Total noninterest expenses............     792.6        95.3        10.1       898.0

                                                           (Continued on Page 7)

                          NORWEST CORPORATION AND SUBSIDIARIES
                     UNAUDITED PRO FORMA COMBINING INCOME STATEMENT
                          FOR THE QUARTER ENDED MARCH 31, 1995

In millions, except per common share amounts                                      Pro Forma
                                               Norwest    Combining   Pro Forma   Combining
                                             Corporation  Companies  Adjustments    Income
                                              Note (1)     Note (2)   Note (4)    Statement

(Continued from page 6)


INCOME BEFORE INCOME TAXES .................     324.0        42.3       (24.2)      342.1
Income tax expense .........................     107.2        11.5        (8.5)      110.2
NET INCOME ................................. $   216.8        30.8       (15.7)      231.9

Average Common and Common
  Equivalent Shares - Note (4)..............     314.5                    33.7       348.2

PER COMMON SHARE
  Net Income
    Primary ................................ $    0.66                                0.64
    Fully diluted ..........................      0.65                                0.63

See notes to unaudited pro forma combining financial information.

                             NORWEST CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION



(1) On March 13, 1995, the corporation acquired Directors Mortgage Loan Corporation in Riverside, California, and issued 10,545,778 common shares. On February 28, 1995, the corporation acquired Parker Bankshares, Inc., a bank holding company located in Parker, Colorado, with total assets of $59 million, and issued 394,995 common shares. On February 12, 1995, the corporation acquired Independent Bancorp of Arizona, Inc., a $1.6 billion bank holding company headquartered in Phoenix, Arizona, for cash of $159.7 million. On January 6, 1995, the corporation acquired American Republic Bancshares, Inc., a $222 million bank holding company located in Belen, New Mexico, and issued 1,206,546 common shares. On January 5, 1995, the corporation completed its acquisition of Ken-Caryl Investment Company, a bank holding company headquartered in Littleton, Colorado, with total assets of $29 million, and issued 149,774 common shares.

The acquisitions of Parker Bankshares, Inc. and Directors Mortgage Loan Corporation were accounted for using the pooling of interests method of accounting; however, the financial results of the corporation for periods prior to these acquisitions have not been restated because the effect of these acquisitions on the corporation's financial statements was not material. The acquisitions of Ken-Caryl Investment Company, American Republic Bancshares, Inc., and Independent Bancorp of Arizona, Inc., were accounted for using the purchase method.


(2) The corporation had eight acquisitions that were consummated during the second quarter and eight other acquisitions pending at June 30, 1995 with total assets of approximately $4.5 billion. It is anticipated that cash of $831 million and approximately 25.1 million common shares will be issued upon completion of all such acquisitions.

On June 1, 1995, the corporation completed acquisitions of three financial institutions. The corporation acquired United Texas Financial Corporation, a $296 million two-bank holding company based in Wichita Falls, Texas, and issued 1,515,851 common shares. The corporation also acquired First American National Bank, a $39 million bank located in Chandler, Arizona, through the issuance of 192,831 common shares and First Tule Bancorp, Inc., a $61 million bank holding company in Tulia, Texas, for cash of $8.25 million.

On May 10, 1995, the corporation acquired New Braunfels, Inc., a $43 million bank holding company in New Braunfels, Texas, for $7 million cash. The corporation completed its acquisition on May 4, 1995 of certain subsidiaries and net assets of ITT Financial Corporation's Island Finance business for $574 million cash. On May 1, 1995, the corporation acquired Goldenbanks of Colorado, Inc., a $361 million multi-bank holding company based in Golden, Colorado, and issued 2,716,629 common shares. On April 10, 1995 the corporation completed its acquisition of The First National Bank of Bay City, a $146 million bank in Bay City, Texas, and issued 932,642 common shares. On April 1, 1995, the corporation acquired Babbscha Company, a $53 million bank holding company in Fridley, Minnesota, and issued 275,921 common shares.

Pending acquisitions by the corporation include: Comfort Bancshares, Inc., a $42 million bank holding company in Comfort, Texas, for approximately $6.2 million in cash; Dickinson Bancorporation, Inc., a $124 million bank holding company in Dickinson, North Dakota, through issuance of approximately 611,000 shares of common stock; Valley-Hi Investment Company, a $128 million bank holding company based in San Antonio, Texas, through issuance of approximately 428,000 shares of common stock; First National Bank in Big Spring, a $224 million bank in Big Spring, Texas, for approximately $38 million in cash; Alice Bancshares, Inc., a $192 million bank holding company located in Alice, Texas, for approximately $40.2 million in cash; State National Bank, a $1.1 billion bank in El Paso, Texas, for approximately $157 million in cash; Foothill Group, Inc., a financial services company in Los Angeles, California specializing in commercial finance and money management, through issuance of approximately 16,415,890 shares of common stock; and Orlandi Valuta, a money transmision business in Los Angeles, California, through issuance of approximately 2,000,000 shares of common stock.

The acquisitions of Goldenbanks of Colorado, Inc. and First American National Bank (Chandler, AZ) were accounted for using the pooling of interests method of accounting; however, the financial results of the corporation for the periods prior to these acquisitions have not been restated because the effect of these acquisitions on the corporation's financial statements was not material. When consummated, the corporation expects the acquisitions of the Foothill Group, Inc. and Orlandi Valuta to be accounted for using the pooling of interests method of accounting, without restatement of prior period results since the effect of these acquisitions on the corporation's financial statements is not expected to be material. All other acquisitions are expected to be or have been accounted for using the purchase method.


(3) Pro forma balance sheet adjustments primarily include adjustments to record assets acquired and liabilities assumed in acquisitions accounted for under the purchase method at fair value, including intangibles representing the excess of the purchase price over net assets acquired approximating $607.1 million. The pro forma adjustments assume the issuance of long-term debt for acquisitions in which the corporation has or expects to pay cash consideration. In connection with the corporation's acquisition of certain subsidiaries and net assets of ITT Financial Corporation's Island Finance business, approximately $217.2 million of short-term borrowings assumed by the corporation were refinanced from the issuance of long-term debt. Also, adjustments have been made to common stock and surplus to properly state the par value of the corporation's common stock, and to eliminate treasury stock of First Tule Bancorp, Inc. and preferred stock of the Foothill Group, Inc. to be exchanged for the corporation's common stock.


(4) Pro forma income statement adjustments reflect amortization of intangibles representing the excess of the purchase price over net assets acquired amortized over a 15-year period. Adjustments have been made to interest expense on long-term debt to reflect additional interest costs incurred to finance certain acquisitions at an assumed borrowing rate of 6.8%. Pro forma earnings per share and average common and common equivalent shares reflect the transactions described in Notes (1) and (2).

Exhibit

The following exhibit is filed in response to Item 601 of Regulation S-K.

      Exhibit No.             Exhibit

           3 Certificate of Amendment of Certificate of Incorporation of the Corporation authorizing 4,000,000 shares of Preference Stock, filed in the Office of the Delaware Secretary of State on June 19, 1995.
















                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           NORWEST CORPORATION



July 3, 1995                               By__/s/ Michael A. Graf_____
                                             Senior Vice President
                                               and Controller
                                             (Chief Accounting Officer)










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